AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 3, 2019

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HECLA MINING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	77-0664171
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6500 N. Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(Address of principal executive offices)

HECLA MINING COMPANY 2010 STOCK INCENTIVE PLAN

(Full title of the plan)

David C. Sienko

Vice President and General Counsel

Hecla Mining Company

6500 N. Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(208) 769-4100

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.25 par value	19,943,545	$1.30	$25,926,609	$3,142.31

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933 this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Hecla Mining Company Capital Accumulation Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increased the number of the Registrant’s outstanding shares of common stock.

(2)

The Proposed Maximum Offering Price Per Share of $1.30 per share is estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee and is based on the average of the high and low sales price of a share of Hecla Mining Company’s common stock as reported on the New York Stock Exchange on May 30, 2019 (within 5 business days prior to filing this Registration Statement).

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 registers an additional 19,943,545shares of the common stock, par value $0.25 per share (“Common Stock”), of Hecla Mining Company (the “Company”) that may be offered and sold under the Hecla Mining Company 2010 Stock Incentive Plan (the “Plan”). These shares are in addition to the shares previously registered on the Company’s Registration Statements on Form S-8 with respect to the Plan filed with the Securities and Exchange Commission on August 24, 2010 (Registration No. 333-169030 registering 20,000,000 shares) (the “Prior Registration Statement”), of which 56,455 remain unissued. This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is filed in accordance with General Instruction E to Form S-8. Accordingly, pursuant to General Instruction E, the Company hereby incorporates by reference herein the contents of the Prior Registration Statement and hereby deems such content to be a part hereof, except as otherwise updated or modified by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

3.1

Restated Certificate of Incorporation of the Registrant. Filed as exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 (File No. 1-8491) and incorporated herein by reference.

3.2	Bylaws of the Registrant as amended to date. Filed as exhibit 3.1 to Registrant's Current Report on Form 8-K filed on August 22, 2014 (File No. 1-8491), and incorporated herein by reference.

4.1

Designations, Preferences and Rights of Series B Cumulative Convertible Preferred Stock of the Registrant. Included as Annex II to Restated Certificate of Incorporation of Registrant. Filed as exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 (File No. 1-8491) and incorporated herein by reference.

4.2(a)

Indenture dated as of April 12, 2013 among Hecla Mining Company, as Issuer, certain subsidiaries of Hecla Mining Company, as Guarantors thereto, and The Bank of New York Mellon Trust Company, N.A., as Trustee. Filed as exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on April 15, 2013 (File No. 1-8491), and incorporated herein by reference.

4.2(b)	Supplemental Indenture dated as of April 14, 2014 among Hecla Mining Company, as Issuer, certain subsidiaries of Hecla Mining Company, as Guarantors thereto, and the Bank of New York Mellon Trust Company, N.A., as Trustee. Filed as exhibit 4.2 to Registrant's registration statement on Form S-3ASR filed on April 14, 2014 (Registration No. 333-195246), and incorporated herein by reference.

4.3(c)

Supplemental Indenture dated August 5, 2015, among Revett Mining Company, Inc., Revett Silver Company, Troy Mine, Inc., RC Resources, Inc., Revett Exploration, Inc., and Revett Holdings, Inc., as Guaranteeing Subsidiaries, and The Bank of New York Mellon Trust Company, N.A., as Trustee. Filed as exhibit 4.2 (d) to Registrant's Form 10-K for the year ended December 31, 2015 (File No. 1-8491), and incorporated herein by reference.

4.3(d)

Supplemental Indenture dated October 26, 2016, among Mines Management Inc., Newhi, Inc., Montanore Minerals Corp., as Guaranteeing Subsidiaries, and The Bank of New York Mellon Trust, N.A., as Trustee. Filed as exhibit 4.2(e) to Registrant’s Form 10-K for the year ended December 31, 2016 (File No. 1-8491), and incorporated herein by reference.

4.3(e)

Supplemental Indenture, dated November  30, 2018, among Hecla Mining Company, as Issuer, certain subsidiaries of Hecla Mining Company, as Guarantors thereto, and The Bank of New York Mellon Trust, N.A., as Trustee. Filed as exhibit 4.2(e) to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018 (File No. 1-8491), and incorporated herein by reference.

4.4

Hecla Mining Company 2010 Stock Incentive Plan (Amended and restated as of May 23, 2019). Filed as exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on May 28, 2019 (File No. 1-8491) and incorporated herein by reference.

5.1	Opinion of David C. Sienko as to the legality of the securities being registered.*

23.1	Consent of BDO USA, LLP.*

23.2	Consent of David C. Sienko (included in Exhibit 5.1)*

23.3	Consent of Roscoe Postle Associates Inc.*

23.4	Consent of Amec Foster Wheeler E&C Services, Inc.*

23.5	Consent of PricewaterhouseCoopers LLP*

24.1	Powers of Attorney (set forth on the signature page of this registration statement).*

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho, on June 3, 2019.

HECLA MINING COMPANY

/s/ David C. Sienko
David C. Sienko
Vice President and General Counsel

POWER OF ATTORNEY

Each person whose signature appears below hereby severally and individually constitutes and appoints David C. Sienko and Michael L. Clary and each of them severally, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this Registration Statement, and all instruments necessary or advisable in connection therewith and to file the same with the Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments. This Power of Attorney has been signed on June 3, 2019 by the following persons in the respective capacities indicated below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 3rd day of June, 2019.

Signature	Title

/s/ Phillips S. Baker, Jr.
Phillips S. Baker, Jr.	Chief Executive Officer, President and Director (principal executive officer)

/s/ Lindsay A. Hall
Lindsay A. Hall	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)

/s/ Ted Crumley
Ted Crumley	Director

/s/ George R. Nethercutt, Jr.
George R. Nethercutt, Jr.	Director

/s/ Terry V. Rogers
Terry V. Rogers	Director

/s/ Charles B. Stanley
Charles B. Stanley	Director

/s/ Stephen F. Ralbovsky
Stephen F. Ralbovsky	Director

/s/ George R. Johnson
George R. Johnson	Director

/s/ Catherine J. Boggs
Catherine J. Boggs	Director